Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 866-2066
www.sempra.com

Financial Contact:	Glen Donovan
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY THIRD-QUARTER

EARNINGS RISE

SAN DIEGO, Nov. 9, 2009 – Sempra Energy (NYSE: SRE) today reported that earnings increased in the third quarter 2009 to $317 million, or $1.27 per diluted share, from $308 million, or $1.24 per diluted share, in the third quarter 2008.

Earnings for the first nine months of 2009 were $831 million, or $3.37 per diluted share, up nearly 5 percent from $794 million, or $3.13 per diluted share, in the first nine months of last year.

“Our results through the first nine months of the year benefited from the solid performance of our California utilities and our commodities business, as well as continued progress in the build-out of our natural gas infrastructure projects,” said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy.  “We remain on track to meet our 2009 financial targets.”

OPERATING HIGHLIGHTS

San Diego Gas & Electric

Third-quarter earnings for San Diego Gas & Electric (SDG&E) were $108 million in 2009, compared with $123 million last year.  Third-quarter 2008 results included $33 million in earnings from the retroactive application of SDG&E’s rate case, approved in July 2008.

For the first nine months, SDG&E earnings rose to $277 million in 2009 from $258 million last year.

Southern California Gas Co.

Earnings for Southern California Gas Co. (SoCalGas) in the third quarter 2009 were $74 million, compared with $77 million in the third quarter 2008.  Third-quarter 2008 results included $7 million in earnings from the retroactive application of SoCalGas’ rate case, approved in July 2008.

For the nine-month period, SoCalGas’ earnings increased to $198 million in 2009 from $190 million in 2008.

RBS Sempra Commodities

Earnings for Sempra Energy’s commodity operations – concentrated in the RBS Sempra Commodities joint venture – were $75 million in the third quarter 2009, compared with a loss of $8 million in last year’s third quarter, due primarily to improved performance in natural gas marketing.  Results in last year’s third quarter were negatively impacted by losses in power marketing caused by the steep decline in commodity prices during the quarter.

For the nine-month period, earnings from Sempra Energy’s commodity operations increased to $274 million in 2009 from $181 million last year.

Last week, as part of its ongoing restructuring plan responding to increased government investment, The Royal Bank of Scotland (RBS) announced its intention to divest several of its assets, including its 51-percent stake in the RBS Sempra Commodities joint venture.  RBS has told Sempra Energy that the bank will comply with the joint-venture agreement and execute the sale in an orderly manner to maximize the value of the business.  RBS also said it is committed to maintaining the usual liquidity, credit and funding operations for the joint venture.

Sempra Generation

In the third quarter 2009, Sempra Generation’s earnings were $43 million, compared with $94 million in the third quarter 2008.  Sempra Generation benefited in last year’s third quarter from $28 million of mark-to-market earnings on long-term contracts with RBS Sempra Commodities and other counterparties, as well as $8 million from a solar investment tax credit and more favorable market pricing.

For the first nine months of 2009, Sempra Generation earned $119 million, compared with $162 million in the same period a year ago.

In September, Sempra Generation announced it has become an equal partner with BP Wind Energy in the Fowler Ridge II Wind Farm project in Indiana, scheduled to commence operations in the fourth quarter 2009.  The entire output of the 200-megawatt facility already has been sold under four, 20-year contracts.

Sempra Pipelines & Storage

Third-quarter 2009 earnings for Sempra Pipelines & Storage increased to $54 million from $34 million, due primarily to lower income taxes and increased contributions from the Rockies Express pipeline.

For the nine-month period, earnings for Sempra Pipelines & Storage were $64 million in 2009, compared with $84 million last year.  In the second quarter 2009, Sempra Pipelines & Storage recorded an after-tax charge of $64 million for the write-off of some of its Louisiana natural gas storage assets.

Sempra LNG

Sempra LNG had a break-even third quarter 2009, compared with earnings of $4 million in the prior-year’s quarter.

For the nine-month period, Sempra LNG had a net loss of $19 million in 2009, compared with a net loss of $33 million last year.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with senior management of the company.  Access is available by logging onto the Web site at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering the passcode 9848386.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2008 revenues of nearly $11 billion.  The Sempra Energy companies’ 13,600 employees serve more than 29 million consumers worldwide.

Complete financial tables, including income-statement information by business unit, are available on Sempra Energy’s Web site at http://www.sempra.com/downloads/3Q2009.pdf.

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “would,” ”could,” “should,” or similar expressions, or discussions of strategies, plans or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, California Department of Water Resources, Federal Energy Regulatory Commission, Federal Reserve Board,  and other regulatory and governmental bodies in the United States, the United Kingdom and other countries; capital market conditions and inflation, interest and exchange rates; energy and trading markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission.  These reports are available through the EDGAR system without charge at the SEC’s Web site, www.sec.gov and on the company’s Web site, at www.sempra.com.

Sempra Pipelines & Storage, Sempra Generation, Sempra LNG and RBS Commodities dba Sempra Energy Solutions and Sempra Energy Trading are not the same companies as the utility, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra Pipelines & Storage, Sempra Generation, Sempra LNG and RBS Commodities dba Sempra Energy Solutions and Sempra Energy Trading are not regulated by the California Public Utilities Commission.

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SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
(Dollars in millions, except per share amounts)	2009	2008*	2009	2008*
(unaudited)
REVENUES
Sempra Utilities	$ 1,424	$ 2,013	$ 4,382	$ 6,190
Sempra Global and parent	429	679	1,268	2,275
Total revenues	1,853	2,692	5,650	8,465

EXPENSES AND OTHER INCOME
Sempra Utilities:
Cost of natural gas	(208)	(689)	(997)	(2,708)
Cost of electric fuel and purchased power	(208)	(311)	(508)	(694)
Sempra Global and parent:
Cost of natural gas, electric fuel and purchased power	(220)	(431)	(675)	(1,353)
Other cost of sales	(19)	(15)	(52)	(168)
Operation and maintenance	(571)	(564)	(1,676)	(1,816)
Depreciation and amortization	(196)	(162)	(568)	(508)
Franchise fees and other taxes	(77)	(76)	(228)	(230)
Gains on sale of assets	-	-	3	114
Write-off of long-lived assets	-	-	(132)	-
Equity earnings (losses):
RBS Sempra Commodities LLP	105	(4)	384	142
Other	18	14	27	29
Other income (expense), net	24	(21)	97	30
Interest income	5	12	16	36
Interest expense	(96)	(67)	(257)	(165)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	410	378	1,084	1,174
Income tax expense	(128)	(94)	(327)	(423)
Equity earnings, net of income tax	20	18	59	57
Net income	302	302	816	808
(Earnings) losses attributable to noncontrolling interests	17	8	22	(7)
Preferred dividends of subsidiaries	(2)	(2)	(7)	(7)
Earnings	$ 317	$ 308	$ 831	$ 794

Basic earnings per common share	$ 1.30	$ 1.26	$ 3.42	$ 3.18
Weighted-average number of shares outstanding, basic (thousands)	243,925	243,793	242,806	249,311

Diluted earnings per common share	$ 1.27	$ 1.24	$ 3.37	$ 3.13
Weighted-average number of shares outstanding, diluted (thousands)	248,461	247,904	246,875	253,407
Dividends declared per share of common stock	$ 0.39	$ 0.35	$ 1.17	$ 1.02

* As adjusted for the retrospective adoption of ASC 810 (SFAS 160).

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars in millions)	2009	2008*
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 756	$ 331
Short-term investments	-	176
Restricted cash	27	27
Accounts receivable, net	744	981
Due from unconsolidated affiliates	19	4
Income taxes receivable	139	195
Deferred income taxes	117	31
Inventories	296	320
Regulatory assets	48	121
Fixed-price contracts and other derivatives	111	160
Insurance receivable related to wildfire litigation	266	-
Other	173	130
Total current assets	2,696	2,476

Investments and other assets:
Regulatory assets arising from fixed-price contracts and other derivatives	232	264
Regulatory assets arising from pension and other postretirement benefit obligations	1,218	1,188
Other regulatory assets	568	534
Nuclear decommissioning trusts	664	577
Investment in RBS Sempra Commodities LLP	2,094	2,082
Other investments	2,019	1,166
Goodwill and other intangible assets	527	539
Sundry	605	709
Total investments and other assets	7,927	7,059
Property, plant and equipment, net	17,772	16,865
Total assets	$ 28,395	$ 26,400

Liabilities and Equity
Current liabilities:
Short-term debt	$ 851	$ 503
Accounts payable	581	856
Due to unconsolidated affiliates	16	38
Dividends and interest payable	209	156
Accrued compensation and benefits	221	280
Regulatory balancing accounts, net	605	335
Current portion of long-term debt	622	410
Fixed-price contracts and other derivatives	99	180
Customer deposits	145	170
Reserve for wildfire litigation	289	-
Other	672	684
Total current liabilities	4,310	3,612
Long-term debt	6,845	6,544

Deferred credits and other liabilities:
Due to unconsolidated affiliate	102	102
Customer advances for construction	144	155
Pension and other postretirement benefit obligations, net of plan assets	1,518	1,487
Deferred income taxes	1,278	946
Deferred investment tax credits	54	57
Regulatory liabilities arising from removal obligations	2,546	2,430
Asset retirement obligations	1,212	1,159
Other regulatory liabilities	202	219
Fixed-price contracts and other derivatives	348	392
Deferred credits and other	774	909
Total deferred credits and other liabilities	8,178	7,856
Preferred stock of subsidiary	79	79
Equity:
Total Sempra Energy shareholders' equity	8,745	7,969
Preferred stock of subsidiaries	100	100
Other noncontrolling interests	138	240
Total equity	8,983	8,309
Total liabilities and equity	$ 28,395	$ 26,400

* As adjusted for the retrospective adoption of ASC 810 (SFAS 160).

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
	Nine months ended
	September 30,
(Dollars in millions)	2009	2008*
	(unaudited)
Cash Flows from Operating Activities:
Net income	$ 816	$ 808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	568	508
Deferred income taxes and investment tax credits	181	165
Equity earnings	(470)	(228)
Gains on sale of assets	(3)	(114)
Write-off of long-lived assets	132	-
Fixed-price contacts and other derivatives	(27)	-
Other	45	76
Net change in other working capital components	220	(408)
Distributions from RBS Sempra Commodities LLP	407	56
Changes in other assets	81	(3)
Changes in other liabilities	(66)	(55)
Net cash provided by operating activities	1,884	805

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(1,371)	(1,541)
Proceeds from sale of assets, net of cash sold	179	2,071
Expenditures for investments	(762)	(2,180)
Distributions from investments	16	23
Purchases of nuclear decommissioning and other trust assets	(167)	(361)
Proceeds from sales by nuclear decommissioning and other trusts	155	350
Decrease in notes receivable from unconsolidated affiliate	-	60
Other	(20)	(18)
Net cash used in investing activities	(1,970)	(1,596)

Cash Flows from Financing Activities:
Common dividends paid	(255)	(252)
Preferred dividends paid by subsidiaries	(7)	(7)
Issuances of common stock	52	17
Repurchases of common stock	-	(1,002)
(Decrease) increase in short-term debt, net	(52)	985
Issuances of long-term debt	1,181	650
Payments on long-term debt	(325)	(75)
Purchase of noncontrolling interest	(94)	-
Other	11	5
Net cash provided by financing activities	511	321

Increase (decrease) in cash and cash equivalents	425	(470)
Cash and cash equivalents, January 1	331	668
Cash and cash equivalents, September 30	$ 756	$ 198

* As adjusted for the retrospective adoption of ASC 810 (SFAS 160).

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS (Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
(Dollars in millions)	2009	2008		2009		2008
Earnings (Losses)
San Diego Gas & Electric	$ 108	$ 123		$ 277		$ 258
Southern California Gas	74	77		198		190
Sempra Commodities(1)	75	(8)		274		181
Sempra Generation	43	94		119		162
Sempra Pipelines & Storage	54	34		64		84
Sempra LNG	-	4		(19)		(33)
Parent & Other	(37)	(16)		(82)		(48)
Earnings	$ 317	$ 308		$ 831		$ 794

(1)

Results for 2009 and the second and third quarters of 2008 include the company's portion of RBS Sempra Commodities' joint venture earnings and interest, income taxes, cost allocations and other items associated with the joint venture. Results for the first quarter of 2008 include 100% of the commodities-marketing businesses. Both 2009 and 2008 include the results of Sempra Rockies Marketing.

	Three months ended			Nine months ended
	September 30,			September 30,
(Dollars in millions)	2009	2008		2009		2008
Capital Expenditures and Investments(1)
San Diego Gas & Electric	$ 190	$ 277	(2)	$ 785	(2)	$ 942	(2)
Southern California Gas	109	108		336		350
Sempra Commodities	-	-		-		37
Sempra Generation	194	2		207		15
Sempra Pipelines & Storage	395	43		723		345
Sempra LNG	88	61		230		310
Parent & Other	2	165	(2)	4		426	(2)
Eliminations(2)	-	(229)		(152)		(304)
Consolidated Capital Expenditures and Investments	$ 978	$ 427		$ 2,133		$ 2,121

(1)	Investments do not include the $1.6 billion contribution to RBS Sempra Commodities in the second quarter of 2008.

(2)

During the nine months ended September 30, 2008, SDG&E and Parent & Other purchased $304 and $413, respectively, of SDG&E's industrial development bonds, including purchases and sales between the entities. As their cash flow needs changed, SDG&E purchased $68 of the bonds from Parent & Other during the three months ended September 30, 2008 and Parent & Other purchased $161 of the bonds from SDG&E in the same period. In the second quarter of 2009, SDG&E purchased $152 of the bonds from Parent & Other to facilitate their remarketing.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
SEMPRA UTILITIES	2009	2008		2009	2008

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 771	$ 945		$ 2,130	$ 2,439
SoCalGas (excludes intercompany sales)	$ 653	$ 1,068		$ 2,252	$ 3,751

Gas Sales (Bcf)	61	63		272	288
Transportation and Exchange (Bcf)	170	171		421	445
Total Deliveries (Bcf)	231	234		693	733

Total Gas Customers (Thousands)				6,599	6,565

Electric Sales (Millions of kWhs)	4,636	4,716		12,768	13,012
Direct Access (Millions of kWhs)	800	781		2,290	2,296
Total Deliveries (Millions of kWhs)	5,436	5,497		15,058	15,308

Total Electric Customers (Thousands)				1,377	1,370

SEMPRA GENERATION
Power Sold (Millions of kWhs)	5,317	5,707		16,526	16,825

SEMPRA PIPELINES & STORAGE

(Represents 100% of the distribution operations of these subsidiaries, although subsidiaries in Argentina, Chile and Peru are not 100% owned by Sempra Energy. These subsidiaries are not consolidated within Sempra Energy and the related investments are accounted for under the equity method).

Natural Gas Sales (Bcf)
Argentina	101	102		249	254
Mexico	5	4		14	14
Mobile Gas	8	-	*	24	-	*
Natural Gas Customers (Thousands)
Argentina				1,702	1,658
Mexico				91	95
Mobile Gas				92	-	*
Electric Sales (Millions of kWhs)
Peru	1,378	1,347		4,151	4,063
Chile	567	565		1,837	1,797
Electric Customers (Thousands)
Peru				856	829
Chile				574	559

* Mobile Gas was acquired in October 2008.

SEMPRA ENERGY
Table E (Continued)

SEMPRA COMMODITIES

The following information for the Sempra Commodities segment includes information related to RBS Sempra Commodities LLP.  RBS Sempra Commodities LLP acquired the commodity-marketing businesses of Sempra Energy on April 1, 2008.  For the three and nine months ended September 30, 2009, the Sempra Commodities segment is composed primarily of the company's equity interest in RBS Sempra Commodities LLP, but also includes the results of Sempra Rockies Marketing.  The margin and financial data below represent the total results of RBS Sempra Commodities LLP as calculated under International Financial Reporting Standards (IFRS).

RBS Sempra Commodities LLP

Operating Statistics
(in millions of US dollars)
	Three		Three		Nine
	months ended		months ended		months ended
RBS Sempra Commodities LLP - Joint Venture level margin*	September 30, 2009		September 30, 2008		September 30, 2009

Geographical:
North America	$ 100		$ (79)		$ 572
Europe/Asia	112		139		317
Total	$ 212		$ 60		$ 889

Product Line:
Oil - Crude & Products	$ 24		$ 22		$ 217
Power	8		(81)		195
Natural Gas	103		57		248
Metals	86		62		221
Other	(9)		-		8
Total	$ 212		$ 60		$ 889

Financial Information
(in millions of US dollars)

RBS Sempra Commodities LLP	Three months ended September 30, 2009		Three months ended September 30, 2008		Nine months ended September 30, 2009
	Joint Venture	Sempra	Joint Venture	Sempra	Joint Venture	Sempra
	Total	Share**	Total	Share**	Total	Share**
Fee income and trading revenue, net of selling costs	$ 212		$ 60		$ 889
Operating and other expenses	(129)		(93)		(510)
Joint Venture distributable income	$ 83		$ (33)		$ 379

Preferred return on capital	$ 85	$ 61	$ 131	$ 60	$ 246	$ 180
1st allocation - 70% Sempra / 30% RBS***	(2)	(1)	(103)	(71)	133	96
2nd allocation - 30% Sempra / 70% RBS	-	-	(61)	(18)	-	-
Distributable income	$ 83	$ 60	$ (33)	$ (29)	$ 379	$ 276

Sempra Commodities Earnings
		Three		Three		Nine
		months ended		months ended		months ended
(in millions of US dollars)		September 30, 2009		September 30, 2008		September 30, 2009
Sempra share of distributable income - IFRS basis		$ 60		$ (29)		$ 276
U.S. GAAP conversion impact		45		25		108
Sempra equity earnings before income taxes - U.S. GAAP basis		105		(4)		384
Income tax expense		(30)		1		(106)
Sempra equity earnings from RBS Sempra Commodities LLP		75		(3)		278
Other segment activity		-		(5)		(4)
Sempra Commodities earnings		$ 75		$ (8)		$ 274

*

Margin consists of operating revenues less cost of sales (primarily transportation and storage costs) reduced by certain transaction-related execution costs (primarily brokerage and other fees) and net interest income/expense.

**	After a 15% preferred return to Sempra and then a 15% return to RBS, Sempra receives 70% of the next $500 million and 30% of any remaining income on an annual basis.

***	Includes certain transition costs specifically allocated to Sempra and RBS.